QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.8

CONSENT TO BE NAMED AS A DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities act of 1933, as amended, the undersigned hereby consents to be named as a prospective director of LexingtonPark Parent Corp. in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the business combination of Cowen Group, Inc. and Ramius LLC, and in any amendments (including post-effective amendments) thereto.

/s/ L. Thomas Richards, M.D. L. Thomas Richards, M.D.

July 7, 2009

QuickLinks

  Exhibit 99.8
CONSENT TO BE NAMED AS A DIRECTOR